UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2023

Hurco Companies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HURC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01    Entry into a Material Definitive Agreement.

Effective as of January 4, 2023, Hurco Companies, Inc. (the “Company”), Bank of America, N.A. (the “Lender”), and certain wholly-owned subsidiaries of the Company (the “Loan Party Subsidiaries” and, together with the Company, the “Loan Parties”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”). The Fourth Amendment amends the Credit Agreement, dated as of December 31, 2018, among the Company, the Lender, and the Loan Party Subsidiaries, as amended by that First Amendment dated as of March 13, 2020, that Second Amendment dated as of December 23, 2020 and that Third Amendment dated as of December 17, 2021 (as so amended, the “Credit Agreement”), to (i) increase the amount of permitted stock repurchases in any fiscal year from $10.0 million to $25.0 million and (ii) reduce the secured overnight financing rate adjustment to 10 basis points for all borrowings.

The foregoing summary of the Fourth Amendment is qualified in its entirety by reference to the complete terms and provisions of the Fourth Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02    Results of Operations and Financial Condition.

On January 6, 2023, the Company reported its results of operations for the fourth fiscal quarter and full fiscal year ended October 31, 2022. The Company’s earnings release for those periods is attached as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report. The attached Exhibit 99.1 is furnished pursuant to Item 2.02 of Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01 Other Events.

On January 6, 2023, the Company announced that its Board of Directors approved an additional share repurchase program in an aggregate amount of up to $25.0 million. Repurchases under the program may be made in the open market or through privately-negotiated transactions from time to time through November 10, 2024, subject to applicable laws, regulations and contractual provisions. The program may be amended, suspended, or discontinued at any time and does not commit the Company to repurchase any shares of its common stock. This new share repurchase program is in addition to the Company’s existing share repurchase program, which remains in effect and under which $4.1 million remained available as of January 6, 2023.

Item 9.01    Financial Statements and Exhibits.

Exhibit Index

10.1

Fourth Amendment to Credit Agreement, dated as of January 4, 2023, to the Credit Agreement, dated as of December 31, 2018, among Hurco Companies, Inc. and Hurco B.V., as the Borrowers, certain subsidiaries party thereto, as the Guarantors, and Bank of America, N.A., as the Lender

99.1	Press Release of Hurco Companies, Inc., dated January 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2023

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland_______________
Sonja K. McClelland, Executive Vice President, Treasurer and Chief Financial Officer